Exhibit b



                      DUFF & PHELPS UTILITIES INCOME INC.

                                    BYLAWS

                     (as amended through October 18, 2001)


                                  ARTICLE I

                                   OFFICES

     Section 1.01. Principal office. The principal office of the corporation in the State of Maryland shall be located in the City of Baltimore.

     Section 1.02. Other offices. The corporation may also have offices at such other places both within and without the State of Maryland as the board of directors may from time to time determine or the business of the corporation may require.

                                  ARTICLE II

                            MEETING OF STOCKHOLDERS

     Section 2.01. Place of meetings. All meetings of the stockholders shall be held at such place in the United States as shall be designated from time to time by the board of directors.

     Section 2.02. Annual meeting. Beginning with the annual meeting of stockholders to be held in 1990, the annual meeting of stockholders shall be held on the third Wednesday of April or at such date and time within the month of April of each year as shall be designated from time to time by the board of directors and stated in the notice of the meeting, at which they shall elect a board of directors and transact such other business as may properly be brought before the meeting.

     Section 2.03. Special meetings. Special meetings of stockholders, for any purpose or purposes, unless otherwise prescribed by statute or by the charter of the corporation, may be called at any time by the chairman, the president or the board of directors. Special meetings of stockholders shall be called by the secretary upon the written request of stockholders entitled to cast at least 25 percent of all the votes entitled to be cast at such meeting, provided that (a) such request shall state the purpose or purposes of the meeting and the matters proposed to be acted on at it; and (b) the stockholders requesting the meeting shall have paid to the corporation the reasonably estimated cost of preparing and mailing the notice thereof, which the secretary shall determine and specify to such stockholders. Upon payment of these costs to the corporation, the secretary shall notify each stockholder entitled to notice of the meeting. Unless requested by stockholders entitled to cast a majority of all the votes entitled to be cast at the meeting, a special meeting need not be called to consider any matter which is substantially the same as a matter voted on at any special meeting of stockholders held during the preceding twelve months.



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

     Section 2.04. Stockholders entitled to vote; number of votes. If a record date has been fixed for the determination of stockholders entitled to notice of or to vote at any meeting of stockholders, each stockholder of the corporation shall be entitled to vote, in person or by proxy, each share of stock (or fraction thereof) registered in his name on the books of the corporation outstanding at the close of business on such record date, with one vote (or fraction of a vote) for each share (or fraction thereof) so outstanding.

     Section 2.05. Notice of meetings. Written notice of each meeting of stockholders stating the place, date and hour of the meeting and, in the case of a special meeting or if otherwise required by law, the purpose or purposes for which the meeting is called, shall be given not less than 10 nor more than 90 days before the date of the meeting, to each stockholder entitled to vote at such meeting.

     Section 2.06. Quorum; adjournment. The holders of a majority of the stock entitled to vote at a meeting of stockholders, present in person or represented by proxy, shall constitute a quorum at the meeting for the transaction of business except as otherwise provided by statute or by the charter of the corporation. If, however, such quorum shall not be present or represented at any meeting of stockholders, the stockholders entitled to vote thereat present in person or represented by proxy shall have the power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At any adjourned meeting at which a quorum shall be present or represented any business may be transacted which might have been transacted at the meeting as originally notified. If the adjourned meeting is more than 120 days after the original record date, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder entitled to vote at the meeting.

     Section 2.07. Voting. When a quorum is present at any meeting, the vote of the holders of a majority of the stock having voting power present in person or represented by proxy and voting on the question shall decide any question brought before such meeting, unless the question is one upon which, by express provision of any statute or the charter of the corporation or these bylaws, a different vote is required, in which case such express provision shall govern and control the decision of such question.

     Section 2.08. Proxies. No proxy shall be valid more than eleven months after its date, unless it provides for a longer period.

     Section 2.09. Stock ledger. The secretary of the corporation shall cause an original or duplicate stock ledger to be maintained at the office of the corporation's transfer agent.

                                 ARTICLE III

                           DIRECTORS AND COMMITTEES

     Section 3.01. Function and powers. The business and affairs of the corporation shall be managed under the direction of its board of directors. All powers of the corporation may be exercised by or under the authority of the board of directors except as conferred on or reserved to the stockholders by statute or the charter of the corporation or these bylaws.



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

     Section 3.02. Number. The board of directors shall consist of 3 directors, which number may be increased or decreased by a resolution of a majority of the entire board of directors, provided that the number of directors shall not be less than 3 or more than 15.

     Section 3.03. Vacancies. Any vacancy occurring in the board of directors for any cause other than by reason of an increase in the number of directors may be filled by a majority of the remaining members of the board of directors, although such majority is less than a quorum; provided, however, that no vacancy shall be so filled unless immediately thereafter at least two-thirds of the directors then holding office shall have been elected to such office by the stockholders, and provided further that if at any time (other than prior to the first annual meeting of stockholders) less than a majority of the directors holding office at that time were elected by the stockholders, a meeting of the stockholders shall be held promptly and in any event within 60 days for the purpose of electing directors to fill any existing vacancy in the board of directors, unless the Securities and Exchange Commission shall by order extend such period under the authority granted by section 16(a) of the Investment Company Act of 1940. A director elected to fill a vacancy shall be elected to hold office until the next annual meeting of stockholders or until his successor is elected and qualifies.

     Section 3.04. Annual and regular meetings. The first meeting of each newly elected board of directors shall be held immediately after the adjournment of the annual meeting of stockholders, or at such other time or place as shall be specified in a notice given as hereinafter provided for special meetings of the board of directors, or as shall be specified in a written waiver signed by any director who is not present at the meeting. The board of directors from time to time may provide for the holding of regular meetings of the board and fix their time and place.

     Section 3.05. Special meetings. Special meetings of the board may be called by the chairman on three days' notice to each director, either personally or by mail or by telegram. Special meetings shall be called by the chairman or secretary in like manner and on like notice on the written request of a majority of the directors or a majority of the members of the executive committee.

     Section 3.06. Quorum and voting. At all meetings of the board the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the board of directors, except as may be otherwise specifically provided by statute or the charter of the corporation or these bylaws. If a quorum shall not be present at any meeting of the board of directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

     Section 3.07. Telephone meetings. Members of the board of directors or any committee thereof may participate in a meeting of such board or committee by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other at the same time, and participation by such means shall constitute presence in person at the meeting, except as may be otherwise specifically provided by statute or the charter of the corporation or these bylaws.



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

     Section 3.08. Action without meeting. Unless otherwise restricted by statute or the charter of the corporation or these bylaws, any action required or permitted to be taken at any meeting of the board of directors or of any committee thereof may be taken without a meeting if a unanimous written consent which sets forth the action is signed by each member of the board or committee, as the case may be, and filed with the minutes of proceedings of the board or committee.

     Section 3.09. Committees. The board of directors may, by resolution passed by a majority of the entire board, designate an executive committee and other committees, each committee to consist of two or more directors of the corporation. In the absence of a member of a committee, the members thereof present at any meeting, whether or not they constitute a quorum, may appoint another member of the board of directors to act at the meeting in the place of any such absent member.

     Section 3.10. Executive committee. Unless otherwise provided by resolution of the board of directors, the executive committee shall have and may exercise all powers of the board of directors in the management of the business and affairs of the corporation that may lawfully be exercised by an executive committee, except the power to: (i) declare dividends or distributions on stock; (ii) issue stock; (iii) recommend to the stockholders any action which requires stockholder approval; (iv) amend the bylaws; or (v) approve any merger or share exchange which does not require stockholder approval.

     Section 3.11. Other committees. To the extent provided by resolution of the board of directors, other committees of the board shall have and may exercise any of the powers that may lawfully be granted to the executive committee.

     Section 3.12. Minutes of committee meetings. Each committee shall keep regular minutes of its meetings and report the same to the board of directors when required.

     Section 3.13. Expenses and compensation of directors. The directors may be paid their expenses, if any, of attendance at each meeting of the board of directors and may be paid a fixed sum for attendance at each meeting of the board of directors or a stated salary as director, or both. No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.

     Section 3.14. Retirement of directors. Effective with the elections of directors to be held at the annual meeting of stockholders in 1992, no person shall stand for election or reelection as a director of the Fund if that person would be 75 years old or older at the date of the proxy statement for the meeting of stockholders at which such election would take place, unless such person's candidacy shall have been approved by a unanimous vote of all of the directors then in office (other than any director whose candidacy is being approved).

     Section 3.15. Qualification of directors. Until November 1, 1998, at least 75% of the members of the board of directors shall not be interested persons (as defined in section 2(a)(19) of the Investment Company Act of 1940) of Duff & Phelps Investment Management Co., the corporation's investment adviser.





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

                                  ARTICLE IV

                                    NOTICES

     Section 4.01. Type of notice. Whenever, under the provision of any statute or the charter of the corporation or these bylaws, notice is required to be given to any director or stockholder, it shall not be construed to mean personal notice, but such notice may be given in writing, by mail, addressed to such director or stockholder, at his address as it appears on the records of the corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail. Notice to directors may also be given by telegram.

     Section 4.02. Waiver of notice. Whenever the provisions of any statute or the charter of the corporation or these bylaws require notice of the time, place or purpose of a meeting of the board of directors or a committee of the board, or of stockholders, each person who is entitled to the notice waives notice if: (a) before or after the meeting he signs a waiver of notice which is filed with the records of the meeting; or (b) he is present at the meeting or, in the case of a stockholders' meeting, is represented by proxy.

                                  ARTICLE V

                                   OFFICERS

     Section 5.01. Offices. The officers of the corporation shall be elected by the board of directors and shall be a chairman, a president, one or more vice presidents, a secretary and a treasurer. The board of directors may also appoint one or more assistant secretaries and assistant treasurers. Any number of offices may be held by the same person, unless the charter of the corporation or these bylaws otherwise provide, except that no one may serve concurrently as both president and vice president. A person who holds more than one office may not act in more than one capacity to execute, acknowledge or verify an instrument required by law to be executed, acknowledged or verified by more than one officer.

     Section 5.02. Annual election. The board of directors at its first meeting after each annual meeting of stockholders shall elect a chairman, a president, one or more vice presidents, a secretary and a treasurer.

     Section 5.03. Other officers and agents. The board of directors may appoint such other officers and agents as it shall deem necessary, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the board.

     Section 5.04. Remuneration. The salaries or other remuneration, if any, of all officers of the corporation shall be fixed by the board of directors.



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

     Section 5.05. Term of office; removal; vacancies. The officers of the corporation shall hold office until their respective successors are chosen and qualify. Any officer elected or appointed by the board of directors may be removed at any time by the affirmative vote of a majority of the board of directors, when the board in its judgment finds that the best interests of the corporation will be served by such action. The removal of an officer or agent does not prejudice any of his contract rights. Any vacancy occurring in any office of the corporation shall be filled by the board of directors.

     Section 5.06. The chairman. The chairman, who shall be chosen from among the directors of the corporation, shall preside at all meetings of the board of directors and stockholders. He shall perform such other duties and have such other powers as the board of directors may from time to time prescribe.

     Section 5.07. The president and chief executive officer. The president and chief executive officer shall be the chief executive officer of the corporation, shall have general and active management of the business of the corporation and shall see that all orders and resolutions of the board of directors are carried into effect. In the absence of the chairman or in the event of his inability or refusal to act, the president shall preside at all meetings of the board of directors and stockholders. The president may execute bonds, mortgages and other contracts requiring a seal, under the seal of the corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the board of directors to some other officer or agent of the corporation.

     Section 5.08. The vice presidents. In the absence of the president or in the event of his inability or refusal to act, the vice president (or in the event there be more than one vice president, the vice presidents in the order designated, or in the absence of any designation, then in the order of their election) shall perform the duties of the president, and when so acting shall have all the powers of and be subject to all the restrictions upon the president. The vice presidents shall perform such other duties and have such other powers as the board of directors may from time to time prescribe.

     Section 5.09. The secretary. The secretary: (a) shall attend all meetings of the board of directors and all meetings of stockholders and record all the proceedings of the meetings in a book to be kept for that purpose and shall perform like duties for the standing committees when required; (b) shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the board of directors, and shall perform such other duties as may be prescribed by the board of directors, the chairman or the president, under whose supervision the secretary shall be; and (c) shall have custody of the corporate seal of the corporation and shall have authority to affix the same to any instrument requiring it, and when so affixed it may be attested by his signature.

     Section 5.10. The assistant secretary. The assistant secretary, or if there be more than one, the assistant secretaries in the order determined by the board of directors (or if there be no such determination, then in the order of their election), shall, in the absence of the secretary or in the event of his inability or refusal to act, perform the duties and exercise the powers of the secretary and shall perform such other duties and have such other powers as the board of directors may from time to time prescribe.



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

     Section 5.11. The treasurer. The treasurer: (a) shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation; (b) shall deposit with the corporation's custodian all moneys and other valuable effects in the name and to the credit of the corporation; (c) shall direct the custodian to make such disbursements of the funds of the corporation as may be ordered by the board of directors, taking proper vouchers for such disbursements; and (d) shall render to the president and the board of directors, at its regular meetings, or when the board of directors so requires, an account of all his transactions as treasurer and financial statements of the corporation.

     Section 5.12. The assistant treasurer. The assistant treasurer, or if there shall be more than one, the assistant treasurers in the order determined by the board of directors (or if there be no such determination, then in the order of their election), shall, in the absence of the treasurer or in the event of his inability or refusal to act, perform the duties and exercise the powers of the treasurer and shall perform such other duties and have such other powers as the board of directors may from time to time prescribe.

                                  ARTICLE VI

                                 CAPITAL STOCK

     Section 6.01. Certificates of stock. Every holder of stock in the corporation shall be entitled, upon request, to have a certificate or certificates, signed by, or in the name of the corporation by the chairman, the president or a vice president and the treasurer, an assistant treasurer, the secretary or an assistant secretary of the corporation, certifying the number of full shares owned by him in the corporation. No certificates shall be issued for fractional shares. Where a certificate is countersigned by a transfer agent other than the corporation or its employee, any other signature on the certificate may be facsimile. In case any officer or transfer agent who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer or transfer agent before such certificate is issued, it may be issued by the corporation with the same effect as if he were such officer or transfer agent at the date of issue.

     Section 6.02. Lost certificates. The board of directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates, the board of directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require and/or to give the corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the corporation with respect to the certificate alleged to have been lost, stolen or destroyed. The issuance of a new certificate under this section does not constitute an overissue of the shares it represents.

     Section 6.03. Transfers of stock. The shares of stock of the corporation shall be transferable on the books of the corporation at the request of the record holder thereof in person or by a duly authorized attorney, upon presentation to the corporation or its transfer agent of a duly executed assignment or authority to transfer, or power evidence of succession, and, if the shares are represented by a certificate, a duly endorsed certificate or certificates of stock surrendered for cancellation, and with such proof of the authenticity of the signatures as the corporation or its transfer agent may reasonably require. The transfer shall be recorded on the books of the corporation, the old certificates, if any, shall be cancelled, and the new record holder, upon request, shall be entitled to a new certificate or certificates.



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

     Section 6.04. Fixing of record date. The board of directors may fix in advance a date as a record date for the determination of the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or to receive payment of any dividend or other distribution or allotment of any rights, or to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, provided that such record date shall not be a date more than 90 days, and in the case of a meeting of stockholders not less than 10 days, prior to the date on which the particular action requiring such determination of stockholders is to be taken. In such case only such stockholders as shall be stockholders of record on the record date so fixed shall be entitled to such notice of, and to vote at, such meeting or adjournment, or to give such consent, or to receive payment of such dividend or other distribution, or to receive such allotment of rights, or to exercise such rights, or to take such other action, as the case may be, notwithstanding any transfer of any shares on the books of the corporation after any such record date.

     Section 6.05. Registered stockholders. The corporation shall be entitled to treat the holder of record of shares as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by statute.

                                 ARTICLE VII

                                   CUSTODIAN

     Section 7.01. Qualifications. The corporation shall at all times employ, pursuant to a written contract, a bank or trust company having an aggregate capital, surplus and undivided profits (as shown in its last published report) of at least $2,000,000 as custodian to hold the funds and securities of the corporation.

     Section 7.02. Contract. Such contract shall be upon such terms and conditions and may provide for such compensation as the board of directors deems necessary or appropriate, provided such contract shall further provide that the custodian shall deliver securities owned by the corporation only upon sale of such securities for the account of the corporation and receipt of payment therefor by the custodian or when such securities may be called, redeemed, retired or otherwise become payable. Such limitation shall not, however, prevent:




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

          (a) the delivery of securities for examination to the broker selling the same in accord with the "street delivery" custom whereby such securities are delivered to such broker in exchange for a delivery receipt exchanged on the same day for an uncertified check of such broker to be presented on the same day for certification;

          (b) the delivery of securities of an issuer in exchange for or conversion into other securities alone or cash and other securities pursuant to any plan of merger, consolidation, reorganization, recapitalization or readjustment of the securities of such issuer;

          (c) the conversion by the custodian of securities owned by the corporation pursuant to the provisions of such securities into other securities;

          (d) the surrender by the custodian of warrants, rights or similar securities owned by the corporation in the exercise of such warrants, rights or similar securities, or the surrender of interim receipts or temporary securities for definitive securities;

          (e) the delivery of securities as collateral on borrowing effected by the corporation;

          (f) the delivery of securities owned by the corporation as a redemption in kind of securities issued by the corporation.

The custodian shall deliver funds of the corporation only upon the purchase of securities for the portfolio of the corporation and the delivery of such securities to the custodian, but such limitation shall not prevent the release of funds by the custodian for payment of interest, dividend disbursements, taxes and management fees, for payments in connection with the conversion, exchange or surrender of securities owned by the corporation as set forth in sub-paragraphs (b), (c) and (d) above and for operating expenses of the corporation.

     Section 7.03. Termination of contract. The contract of employment of the custodian shall be terminable by either party on 60 days' written notice to the other party. Upon any termination, the board of directors shall use its best efforts to obtain a successor custodian, but lacking success in the appointment of a successor custodian, the question of whether the corporation shall be liquidated or shall function without a custodian shall be submitted to the stockholders before delivery of any funds or securities of the corporation to any person other than a successor custodian, including a temporary successor selected by the retiring custodian. If a successor custodian is found, the retiring custodian shall deliver funds and securities owned by the corporation directly to the successor custodian.

     Section 7.04. Agents of custodian. The provisions of any other selection of these bylaws to the contrary notwithstanding, any contract of employment of a custodian to hold the funds and securities of the corporation may authorize the custodian, upon approval of the board of directors, to appoint other banks or trust companies meeting the requirements of this article, domestic and foreign (including domestic and foreign branches), to perform all or a part of the duties of the custodian under its contract with the corporation. In the case of foreign banks, no authorization or appointment providing for the holding of funds or securities of the corporation (other than in connection with the clearing of transactions or exchanges of securities) shall become effective unless permitted by an appropriate order, rule or written advice of the Securities and Exchange Commission.



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

     Section 7.05. Negotiable instruments. Except as otherwise authorized by the board of directors, all checks and drafts for the payment of money shall be signed in the name of the corporation by the custodian, and all requisitions or orders for the payment of money by the custodian or for the issue of checks and drafts therefor, all promissory notes, all assignments of shares or securities standing in the name of the corporation, and all requisitions or orders for the assignment of shares or securities standing in the name of the custodian or its nominee, or for the execution of powers to transfer the same, shall be signed in the name of the corporation by not less than two of its officers. Promissory notes, checks or drafts payable to the corporation may be endorsed only to the order of the custodian or its agent.

                                 ARTICLE VIII
                              GENERAL PROVISIONS



Section 8.01. Dividends.


        (a) The board of directors, from time to time as they may deem advisable, may declare and pay dividends in cash or other property of the corporation, out of any source available for dividends, to the stockholders according to their respective rights and interests and in accordance with the applicable provisions of the charter of the corporation.

        (b) The board of directors may prescribe from time to time that dividends declared are payable at the election of any of the stockholders, either in cash or in shares of the corporation.

        (c) The board of directors shall cause any dividend payment to be accompanied by a written statement if paid wholly or partly from any source other than:

             (i) the corporation's accumulated undistributed net income (determined in accordance with generally accepted accounting principles and the rules and regulations of the Securities and Exchange Commission then in effect) and not including profits or losses realized upon the sale of securities or other properties; or

             (ii) the corporation's net income so determined for the current or preceding fiscal year.

Such statement shall adequately disclose the source or sources of such payment and the basis of calculation, and shall be in such form as the Securities and Exchange Commission may prescribe.

     Section 8.02. Fiscal year. The fiscal year of the corporation shall end on December 31.

     Section 8.03. Seal. The corporate seal shall have inscribed thereon the name of the corporation and the words "Corporate Seal, Maryland". The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or by placing the word "seal" adjacent to the signature of the authorized officer of the corporation. Any officer or director of the corporation shall have authority to affix the corporate seal of the corporation to any document requiring the same.



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

                                  ARTICLE IX

                                  AMENDMENTS

     Section 9.01. General. Except as provided in section 9.02, these bylaws may be altered, amended or repealed, and new bylaws may be adopted solely by the board of directors, at any meeting of the board of directors.

     Section 9.02. Amended by stockholders only. Sections 2.06 and 2.07 of article II, sections 3.04 and 3.15 of article III, article VII, and sub-section 8.01(c) of article VIII of these bylaws may be altered, amended or repealed only with the approval of the holders of a "majority of the outstanding voting securities" of the corporation, as that term is defined in section 2(a)(40) of the Investment Company Act of 1940.

                                  ARTICLE X

                CERTAIN PROVISIONS RELATING TO FITCH IBCA, INC.

     Section 10.01. General Definitions. Capitalized terms used in this
Article X but not specifically defined herein shall have the respective meanings assigned to them in the Articles Supplementary creating Remarketed Preferred Stock Series A, Series B, Series C, Series D and Series E, as amended (the "Articles Supplementary"), which definitions are hereby incorporated by reference herein. The following terms shall have the meanings set forth below for purposes of this Article X:

               "Corporate Bonds" means debt securities issued by a business entity.

               "Discount Factor" means Discount Factor Supplied by Fitch.

               "Discount Factor Supplied by Fitch" means, initially, for any asset held by the corporation, the number set forth opposite such type of asset in the following table (it being understood that any asset held by the corporation and not listed in the following table or in an amendment or supplement thereto shall have a Discounted Value of zero):

                                                                       Discount
                                                                        Factor
                                                                          (1)
                                                                       --------

          Type I   Corporate Bonds with a remaining term to maturity of
                   less than or equal to 2 years...........................1.16
          Type I   Corporate Bonds with a remaining term to maturity of
                   more than 2 years, but less than or equal to 4 years....1.26
          Type I   Corporate Bonds with a remaining term to maturity of
                   more than 4 years, but less than 7 years................1.40




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

                                                                       Discount
                                                                        Factor
                                                                          (1)
                                                                       --------

          Type I   Corporate Bonds with a remaining term to
                   maturity of more than 7 years, but less than
                   or equal to 12 years....................................1.44
          Type I   Corporate Bonds with a remaining term to
                   maturity of more than 12 years, but less than
                   or equal to 25 years....................................1.48
          Type I   Corporate Bonds with a remaining term to
                   maturity of more than 25 years, but less
                   than or equal to 30 years...............................1.52
          Type I   Corporate Bonds with a remaining term to
                   maturity of more than 30 years, but less
                   than or equal to 50 years...............................1.60
          Type II  Corporate Bonds with a remaining term to
                   maturity of less than or equal to 2 years...............1.25
          Type II  Corporate Bonds with a remaining term to
                   maturity of more than 2 years, but less than
                   or equal to 4 years.....................................1.26
          Type II  Corporate Bonds with a remaining term to
                   maturity of more than 4 years, but less
                   than or equal to 7 years................................1.43
          Type II  Corporate Bonds with a remaining term to
                   maturity of more than 7 years, but less
                   than or equal to 12 years...............................1.44
          Type II  Corporate Bonds with a remaining term to
                   maturity of more than 12 years, but less
                   than or equal to 25 years...............................1.51
          Type II  Corporate Bonds with a remaining term to
                   maturity of more than 25 years, but less
                   than or equal to 30 years...............................1.56
          Type II  Corporate Bonds with a remaining term to
                   maturity of more than 30 years, but less than
                   or equal to 50 years....................................1.65
          Type III Corporate Bonds with a remaining term to
                   maturity of more than or equal to 2 years...............1.25
          Type III Corporate Bonds with a remaining term to
                   maturity of more than 2 years, but less than
                   or equal to 4 years.....................................1.29
          Type III Corporate Bonds with a remaining term to
                   maturity of more than 4 years, but less than
                   or equal to 7 years.....................................1.46
          Type III Corporate Bonds with a remaining term to
                   maturity of more than 7 years, but less
                   than or equal to 12 years...............................1.50
          Type III Corporate Bonds with a remaining term to
                   maturity of more than 12 years, but less than
                   or equal to 25 years....................................1.55
          Type III Corporate Bonds with a remaining term to
                   maturity of more than 25 years, but less than
                   or equal to 30 years....................................1.60
          Type III Corporate Bonds with a remaining term to
                   maturity of more than 30 years, but less than
                   or equal to 50 years....................................1.70

                                                                       Discount
                                                                        Factor
                                                                          (1)
                                                                       --------

          Type IV  Corporate Bonds with a remaining term to
                   maturity of less than or equal to 2 years.................27
          Type IV  Corporate Bonds with a remaining term to
                   maturity of more than 2 years, but less than
                   or equal to 4 years.....................................1.32
          Type IV  Corporate Bonds with a remaining term to
                   maturity of more than 4 years, but less than
                   or equal to 7 years.....................................1.52
          Type IV  Corporate Bonds with a remaining term to
                   maturity of more than 7 years, but less than
                   or equal to 12 years....................................1.57
          Type IV  Corporate Bonds with a remaining term to
                   maturity of more than 12 years, but less than
                   or equal to 25 years....................................1.63
          Type IV  Corporate Bonds with a remaining term to
                   maturity of more than 25 years, but less than
                   or equal to 30 years....................................1.69
          Type IV  Corporate Bonds with a remaining term to
                   maturity of more than 30 years, but less than
                   or equal to 50 years....................................1.80

          Stocks
          ------
          Utility Stock.....................................................2.00
          Utility Stocks (ADRs).............................................2.50
          Investment Grade REIT Stock.......................................2.15
          Below Investment Grade or Unrated REIT Stock,
                capitalization greater than $500,000,000. ..................2.50
          Below Investment Grade or Unrated REIT Stock,
                capitalization less than $500,000,000.......................3.00
          Preferred Stock rated AAA by Fitch................................1.66
          Preferred Stock rated AA by Fitch.................................1.68
          Preferred Stock rated A by Fitch..................................1.71
          Preferred Stock rated BBB by Fitch................................1.77

          FNMA, FHLMC or GNMA Certificates
          --------------------------------
          FNMA or FHLMC with 6.0% interest rate.............................1.70
          FNMA or FHLMC with 7.0% interest rate.............................1.65
          FNMA or FHLMC with 8.0% interest rate.............................1.59
          FNMA or FHLMC with 9.0% interest rate.............................1.52
          FNMA or FHLMC with 10.0% interest rate............................1.40

          GNMA with 6% interest rate........................................1.80
          GNMA with 7% interest rate........................................1.70
          GNMA with 8% interest rate........................................1.64
          GNMA with 9% interest rate........................................1.57
          GNMA with 10.0% interest1.45

          U.S. Government Obligations having a remaining term to
                  maturity of up to one year................................1.06
          U.S. Government Obligations having a remaining term to
                  maturity of more than one year but not more
                  than two years............................................1.11
          U. S. Government Obligations having a remaining term to
                  maturity of more than two years but not more
                  than five years...........................................1.20
          U. S. Government Obligations having a remaining term to
                  maturity of more than five years but not more
                  than fifteen years........................................1.45
          U. S. Government Obligations having a remaining term to
                  maturity of more than fifteen years but not more
                  than twenty-five years....................................1.65
          U. S. Government Obligations having a remaining term to
                  maturity of more than twenty-five years but not
                  more than forty years.....................................1.80
          Cash held in segregated custody account at an
                  F-1 + Institution.........................................1.00
          Cash held in segregated custody account at an F-1 Institution.....1.00

          -----------------------

          (1) In the case of Eligible Portfolio Property rated by Moody's or S&P, but not rated by Fitch, the Discount Factor Supplied by Fitch shall be the Discount Factor determined therefor in writing by Fitch. Absent such written notification, the asset shall have a Discounted Value of zero.

                    Notwithstanding the foregoing, for so long as is required
               by Fitch to maintain its then-current credit rating of the Original RP or Serial RP, the Discount Factor Supplied by Fitch with respect to Eligible Portfolio Property sold pursuant to a reverse repurchase agreement with a remaining term to maturity of more than 25 days on the date of determination of the Discounted Value of such Eligible Portfolio Property shall be the current Discount Factor provided by Fitch to the corporation in writing for the purpose of such determination.

               "Discounted Value," with respect to any asset held by the corporation as of any date, means the quotient of the Market Value of such asset divided by the applicable Discount Factor Supplied by Fitch, provided that in no event shall the Discounted Value of any asset constituting Eligible Portfolio Property as of any date exceed the unpaid principal balance or face amount of such asset as of that date. With respect to the calculation of the Discounted Value of any Utility Bond included in the corporation's Eligible Portfolio Property, such calculation shall be made using the criteria set forth in the definitions of Utility Bonds and Market Value. With respect to the calculation of the Discounted Value of any Utility Stock included in the corporation's Eligible Portfolio Property such calculation shall be made using the criteria set forth in the definitions of Utility Stocks and Market Value. When calculating the aggregate

         Discounted Value of the corporation's Eligible Portfolio Property for comparison with the Fitch RP Basic Maintenance Amount, the Discount Factors Supplied by Fitch shall be used. Notwithstanding any other provision of the Articles Supplementary or these bylaws, any Utility Bond that has a remaining maturity of more than 30 years, and any asset as to which there is no Discount Factor Supplied by Fitch either in the Articles Supplementary, in an amendment or supplement thereof or in this Article X, shall have a Discounted Value for purposes of determining the aggregate Discounted Value of the corporation's Eligible Portfolio Property calculated using the Discount Factor Supplied by Fitch of zero.

               "F-1+ Institution" means a financial institution that has a debt rating of F-1+ by Fitch.

               "Fitch" means Fitch IBCA, Inc.

               "Fitch RP Basic Maintenance Amount" means, initially, as of any date, the sum of (i) the aggregate liquidation preference of the shares of RP outstanding and shares of Other RP outstanding, (ii) to the extent not covered in (i), the aggregate amount of accumulated but unpaid cash dividends with respect to the shares of RP outstanding and shares of Other RP outstanding, (iii) the aggregate principal amount of, and an amount equal to accrued but unpaid interest on any Notes outstanding, (iv) the aggregate Projected Dividend Amount, and (v) an amount equal to the projected expenses of the corporation (including, without limitation, fee and indemnification obligations of the corporation incurred in connection with any commercial paper program undertaken by the corporation or with any credit facility related thereto) for the next three month period. The Board of Directors shall have the authority to adjust, modify, alter or change from time to time the initial elements comprising the Fitch RP Basic Maintenance Amount if the Board of Directors determines and Fitch advises the corporation in writing that such adjustment, modification, alteration or change will not adversely affect its then-current rating on the RP.

          "RP Basic Maintenance Amount" means the Fitch RP Basic Maintenance Amount.

     Section 10.02. Eligible Assets. The following assets, specifically Preferred Stock, Type I Corporate Bonds, Type II Corporate Bonds, Type III Corporate Bonds, and Type IV Corporate Bonds, having met the requirements set forth in the definition of "Other Permitted Securities" in the Articles Supplementary, shall be included as Other Permitted Securities for purposes of determining maintenance of the Fitch RP Basic Maintenance Amount.

          "Below Investment Grade REIT Stock" means an equity security issued by a REIT rated BB+ or lower by Fitch.

          "Preferred Stock" means securities of an issuer senior in preference to the common equity of the issuer.

          "Type I Corporate Bonds" as of any date means Corporate Bonds rated AAA by Fitch.

          "Type II Corporate Bonds" as of any date means Corporate Bonds rated AA- to AA+ by Fitch.

          "Type III Corporate Bonds" as of any date means Corporate Bonds rated A- to A+ by Fitch.

               "Type IV Corporate Bonds" as of any date means Corporate Bonds rated BBB- to BBB+ by Fitch.

          "Unrated REIT Stock" shall mean an equity security issued by a REIT that is not rated by the Ratings Agencies or by Fitch.

     Section 10.03. RP Basic Maintenance Amount. (a) The corporation shall maintain, on each Valuation Date, Eligible Portfolio Property having an aggregate Discounted Value at least equal to the RP Basic Maintenance Amount.

     (b) On or before 5:00 p.m., New York City time, on the third Business Day after each Valuation Date, the corporation shall complete and deliver to the Remarketing Agent and the Paying Agent an RP Basic Maintenance Report, which will be deemed to have been delivered to the Remarketing Agent and the Paying Agent if the Remarketing Agent and the Paying Agent receive a copy or telecopy, telex or other electronic transcription thereof and on the same day the corporation mails to the Remarketing Agent and the Paying Agent for delivery on the next Business Day the full RP Basic Maintenance Report. A failure by the corporation to deliver an RP Basic Maintenance Report under this paragraph 10.03(b) without the prior consent of the Remarketing Agent and the Paying Agent shall be deemed to be delivery of an RP Basic Maintenance Report indicating the Discounted Value for all assets of the corporation is less than the RP Basic Maintenance Amount, as of the relevant Valuation Date.

     (c) Within ten Business Days after the date of delivery to the Remarketing Agent and the Paying Agent of an RP Basic Maintenance Report in accordance with paragraph 10.03(b) above relating to a Quarterly Valuation Date, the Independent Accountant will confirm in writing to the Remarketing Agent and the Paying Agent (A) the mathematical accuracy of the calculations reflected in such Report, (B) that, in such Report, the corporation determined in accordance with the Articles Supplementary the assets of the corporation which constitute Eligible Portfolio Property at such Quarterly Valuation Date,
(C) that, in such Report, the corporation determined in accordance with the Articles Supplementary whether the corporation had, at such Quarterly Valuation Date, Eligible Portfolio Property of an aggregate Discounted Value at least equal to the RP Basic Maintenance Amount, (D) with respect to the Fitch rating on Utility Bonds and Senior Debt obligations, issuer name, issue size and coupon rate listed in such Report, that information has been traced and agrees with the information listed in the Fitch IBCA Ratings Book (in the event such information does not agree or such information is not listed in the Fitch IBCA Ratings Book, the Independent Accountant will inquire of Fitch what such information is and provide a listing in their letter of such difference), and (E) with respect to the lower of two bid prices (or alternative permissible factors used in calculating the Market Value) provided by the custodian of the corporation's assets to the corporation for purposes of valuing securities in the corporation's portfolio, the Independent Accountant has traced the price used in such Report to the lower of the two bid prices listed in the Report provided by such custodian and verified that such information agrees (in the event such information does not agree, the Independent Accountant will provide a listing in its letter of such differences) (such confirmation is herein called the "Accountant's Confirmation"). If any Accountant's Confirmation delivered pursuant to this paragraph 10.03(c) shows that an error was made in the RP Basic Maintenance Report for a Quarterly Valuation Date, or shows that a lower aggregate Discounted Value for the aggregate of all Eligible Portfolio Property of the corporation was determined by the Independent Accountant, the calculation or determination made by such Independent Accountant shall be final and conclusive and shall be binding on the corporation, and the corporation shall accordingly amend the RP Basic Maintenance Report to the Remarketing Agent and Paying Agent promptly following receipt by the Remarketing Agent and the Paying Agent of such Accountant's Confirmation.

                                  ARTICLE XI

             CERTAIN PROVISIONS RELATING TO RATINGS ORGANIZATIONS

     Section 11.01. General Definitions. Capitalized terms used in this
Article XI but not specifically defined herein shall have the respective meanings assigned them in the Articles Supplementary, which definitions are hereby incorporated by reference herein. The following capitalized terms shall have the following meanings for purposes of this Article XI, whether used in the singular or plural.

          "REIT" means an entity qualifying as a real estate investment trust under the United States Internal Revenue Code of 1986, as amended.

          "NYSE" means the New York Stock Exchange.

          "AMEX" means the American Stock Exchange.

          "ADR" means American Depository Receipts.

          "National Securities Exchange" means the NYSE, AMEX, Midwest Stock Exchange, Philadelphia Stock Exchange, Boston Stock Exchange, NASDAQ System or any other national securities exchange.

          "Market Value" means, as to any S&P Eligible REIT Share, S&P Eligible Utility ADR, S&P Eligible Preferred Stock and S&P Eligible Corporate Bond, the value calculated by reference to the highest closing price on a National Securities Exchange on the date preceding any relevant date of determination.

          "MTNP" means, initially, a medium term note program.

          "Yankee Bond" means, initially, a debt security which is issued by a foreign government, province, supranational agency or foreign corporation.

     Section 11.02. S&P Eligible Asset Definitions. The following assets, specifically S&P Eligible REIT Shares, S&P Eligible Preferred Stock, S&P Eligible Corporate Bonds and S&P Eligible Utility ADRs, having met the requirements set forth in the definition of "Other Permitted Securities" in the Articles Supplementary, shall be included as "Other Permitted Securities" for purposes of determining maintenance of the "S&P RP Basic Maintenance Amount".

          "S&P Eligible REIT Share" means, initially, an equity security issued by a REIT. So long as the shares of RP are rated AAA or higher by S&P, no equity security held by the Corporation shall be deemed an S&P Eligible REIT Share unless (i) such equity security has been listed or traded for more than 15 months on a National Securities Exchange and (ii) the aggregate Market Value of all such equity securities outstanding is equal to or exceeds $100,000,000. So long as the shares of RP are rated AAA or higher by S&P, no equity security held by the Corporation shall be deemed an S&P Eligible REIT Share to the extent (but only to the proportionate extent) (i) the amount thereof held by the Corporation exceeds the lesser of (x) 5% of the issued and outstanding equity securities of the REIT issuing such S&P Eligible REIT Shares and (y) the average weekly trading volume for the past month preceding any relevant date of determination; and (ii) the aggregate Market Value of the amount thereof held by the Corporation exceeds 5% of the aggregate Market Value of the issued and outstanding equity securities of the REIT issuing such equity security.

          "S&P Eligible Utility ADRs" means, initially, ADRs issued by public utility companies, which ADRs have been listed or traded for more than 15 months on a National Securities Exchange. So long as the shares of the RP are rated AAA or higher by S&P, no ADR held by the Corporation shall be deemed an S&P Eligible Utility ADR unless the aggregate Market Value of all such ADRs outstanding is equal to or exceeds $100,000,000. So long as the shares of RP are rated AAA or higher by S&P, no ADR held by the Corporation shall be deemed an S&P Eligible Utility ADR to the extent (but only to the proportionate extent) (i) the amount thereof held by the Corporation exceeds the lesser of (x) 5% of the issued and outstanding S&P Eligible Utility ADRs of the public utility company issuing such S&P Eligible Utility ADRs and (y) the average weekly trading volume for the past month preceding any relevant date of determination; and (ii) the aggregate Market Value of the amount thereof held by the Corporation does not exceed 5% of the aggregate Market Value of the issued and outstanding equity securities of the public utility company issuing such equity security.

          "S&P Eligible Preferred Stock" means, initially, preferred stock (i) rated BBB or higher by S&P or (ii) issued by an entity having debt obligations outstanding with senior unsecured or subordinated unsecured debt ratings of BBB or higher by S&P; provided, however, that no share of Yankee Preferred Stock (as such term is defined by S&P from time to time) will be considered an S&P Eligible Preferred Stock unless such Yankee Preferred Stock is (x) rated A or higher by S&P or (y) issued by an entity having debt obligations outstanding with senior unsecured or subordinated unsecured debt ratings of A or higher by S&P. So long as the shares of RP are rated AAA or higher by S&P, no preferred stock owned by the Corporation shall be deemed an S&P Eligible Preferred Stock to the extent (but only to the proportionate extent) (i) the aggregate of preferred stock owned by the Corporation of an issuer having debt obligations outstanding with a senior debt rating of A or higher by S&P exceeds 5% of the aggregate Market Value of Eligible Portfolio Property owned by the Corporation; (ii) the aggregate Market Value of preferred stock owned by the Corporation of an issuer having debt obligations outstanding with a senior debt rating of BBB by S&P exceeds 2.5% of the aggregate Market Value of Eligible Portfolio Property owned by the Corporation; and (iii) the aggregate Market Value of preferred stock owned by the Corporation in any one industry (as defined by S&P from time to time) exceeds 20% of the aggregate Market Value of the securities owned by the Corporation. In addition, so long as the shares of RP are rated AAA or higher by S&P, no preferred stock held by the Corporation shall be deemed an S&P Eligible Preferred Stock unless such Preferred Stock meets the following conditions:

          (i) shares of the issuer (or if the issuer is a special purpose corporation, the parent of the issuer) of such preferred stock are traded on the NYSE or the AMEX;

          (ii) except in the case of Yankee Preferred Stock, such preferred stock is cumulative;

          (iii) such preferred stock is nonconvertible;

          (iv) such preferred stock has no attached warrants;

          (v) the aggregate Market Value of all outstanding equity securities of the issues of such preferred stock is at least $500,000;

          (vi) such preferred stock (x) has an initial issue size of at least $50 million or (y) is issued by an entity with preferred stock outstanding with an aggregate Market Value of at least $50 million;

          (vii) the issuer of such preferred stock pays cash dividends in U.S. denominated dollars and has paid cash dividends consistently over the previous three years (unless the issuer of the preferred stock has no relevant history of issuing dividends, in which case the issuer has received an A or higher debt or preferred stock rating from S&P);

          (viii) the aggregate Market Value of all equity securities outstanding of the issuer of the preferred stock is equal to or greater than $50 million;

          (ix) the aggregate Market Value of such preferred stock (calculated by reference to the closing price on the Securities Exchanges for such preferred stock on the day preceding any relevant date of determination) owned by the Corporation is no less than $500,000 and no more than $5,000,000, unless such preferred stock is floating rate preferred stock where an auction restricts the Corporation's ownership of such floating rate preferred stock;

          (x) if such preferred stock is floating rate preferred stock, (x) such floating rate preferred stock has a dividend period of less than or equal to 49 days, unless such preferred stock is a new issue, in which case, the first dividend period of such new issue is up to 64 days; and (y) such floating rate preferred stock has not been subject to a failed auction;

          (xi) if such preferred stock is adjustable rate preferred stock, the aggregate Market Value of all adjustable rate preferred stock owned by the Corporation does not exceed 10% of the Other Permitted Securities owned by the Corporation.

          "S&P Eligible Corporate Bonds" means, initially, debt securities issued by a corporation having a maturity of thirty years or less. So long as the shares of RP are rated AAA or higher by S&P, no debt security held by the Corporation shall be deemed an S&P Eligible Corporate Bond unless (i) in the case of a debt security rated CCC or lower by S&P, such debt security is a subordinated debt security with an implied senior rating by S&P of B- or higher and (ii) at least two dealers registered with the National Association of Securities Dealers offer bids on such debt security. In addition, so long as the shares of RP are rated AAA or higher by S&P, no debt security held by the Corporation shall be deemed an S&P Eligible Corporate Bond unless the following conditions are met:

          (i) at least 80% of the aggregate Market Value of debt securities owned by the Corporation which are rated BBB or lower have an original issue size of $100 million or higher and the remaining 20% have an original issue size no lower than $50 million;

          (ii) in the case of a debt security issued under a MTNP such debt security is (x) rated BBB or higher by S&P and has an original issue size equal to the maximum number of medium term notes authorized by the issuer pursuant to such MTNP and (y) part of a series of medium term notes which exceeds $5 million in aggregate Market Value;

          (iii) in the case of a Yankee Bond, such Yankee Bond is rated A or higher by S&P and the aggregate of such Yankee Bonds owned by the Corporation does not exceed 25% of the aggregate Market Value of securities owned by the Corporation;

          (iv) financial statements are publicly available for the issuer of such debt securities and such debt securities are registered under the Securities Act of 1933;

          (v) the terms of such debt securities provide for periodic interest payments in cash over the life of the security;

          (vi) such debt securities are not convertible or exchangeable into capital of the issuer at any time; provided that 10% of such debt securities outstanding may be subject to exchange or tender offer; and

          (vii) in the case of Type IV S&P Eligible Corporate Bonds, the aggregate Market Value of such debt securities issued by companies engaged principally in any one industry (as defined by S&P) does not exceed 20% of the aggregate Market Value of all securities owned by the Corporation.

          "Type I S&P Eligible Corporate Bonds" means, initially, S&P Eligible Corporate Bonds rated AAA by S&P.

          "Type II S&P Eligible Corporate Bonds" means, initially, S&P Eligible Corporate Bonds rated AA by S&P.

          "Type III S&P Eligible Corporate Bonds" means, initially, S&P Eligible Corporate Bonds rated A by S&P.

          "Type IV S&P Eligible Corporate Bonds" means, initially, S&P Eligible Corporate Bonds rated BBB by S&P.

     Section 11.03. Discount Factors Supplied by S&P. The following Discount Factors, having been supplied by S&P, shall be "Discount Factors Supplied by S&P" as defined in the Articles Supplementary for purposes of calculating the "Discounted Value" of the assets for purposes of determining maintenance of the S&P RP Basic Maintenance Amount".

          S&P Eligible REIT Shares which have been outstanding             2.52
          for more than eighteen (18) months

          S&P Eligible REIT Shares which have been outstanding for         3.25
          eighteen (18) or fewer months

          S&P Eligible Utility ADRs which have been outstanding for        2.52
          more than eighteen (18) months

          S&P Eligible Utility ADRs which have been outstanding for        3.25
          eighteen (18) or fewer months

          Type I S&P Eligible Corporate Bonds                              1.50

          Type II S&P Eligible Corporate Bonds                             1.55

          Type III S&P Eligible Corporate Bonds                            1.60

          Type IV S&P Eligible Corporate Bonds                             1.65

          Type V S&P Eligible Corporate Bonds                              1.70

          Type VI S&P Eligible Corporate Bonds                             1.80

          Type VII S&P Eligible Corporate Bonds                            1.90

          Type VIII S&P Eligible Corporate Bonds                           2.05

          Type IX S&P Eligible Corporate Bonds                             2.20

          S&P Eligible Preferred Stock (Sinking Fund, Fixed Rate,
          Perpetual or Floating (Rate)                                     2.40

          S&P Eligible Preferred Stock (Adjustable or Auction Rate)        4.00

     Section 11.04 . Moody's Eligible Asset Definitions. The following assets, specifically Auction Rate Preferred Stock, Hybrid Securities, Preferred Stock, Type I REIT Shares, Type I Utility ADRs, Industrial Bonds and Utility Preferred Stock, having met the requirements set forth in the definition of "Other Permitted Securities" in the Articles Supplementary, shall be included as "Other Permitted Securities" for purposes of determining maintenance of the "Moody's RP Basic Maintenance Amount".

          "Auction Rate Preferred Stock" means, initially, preferred stock rated a3 or higher which is issued by a company which has paid dividends during the preceding three year period.

          "Convertible Preferred Stock" means, initially, Utility Preferred Stock which is mandatorily convertible into common equity of the company issuing such securities.

          "Hybrid Preferred Stock" means monthly income Preferred Stock, quarterly income Preferred Stock and other nonstandard Preferred Stock rated a3 or higher which is issued by a company which has paid dividends during the preceding three years.

          "Industrial Bond" means, initially, industrial revenue bonds and industrial development bonds.

          "Preferred Stock" means, initially, preferred stock rated a3 or higher which is (i) not convertible into common equity and (ii) issued by a non-utility company which has paid dividends during the preceding 3 years.

          "Type I Industrial Bonds" as of any date means Industrial Bonds rated Aaa by Moody's.

          "Type II Industrial Bonds" as of any date means Industrial Bonds rated Aa3 by Moody's.

          "Type III Industrial Bonds" as of any date means Industrial Bonds rated A3 by Moody's.

          "Type IV Industrial Bonds" as of any date means Industrial Bonds rated Baa3 by Moody's.

          "Type I REIT Shares" means, initially, equity securities issued by REITs having debt obligations outstanding with senior unsecured or subordinated unsecured debt ratings of Baa3 or higher from Moody's. So long as the shares of RP are rated Baa3 or higher by Moody's, no equity security held by the Corporation shall be deemed a REIT Share unless (i) such equity security is traded on the NYSE or the AMEX, (ii) the aggregate value of all such equity securities outstanding (calculated based upon the highest of the closing prices on the NYSE or the AMEX as applicable, for such equity security on the day preceding any relevant date of determination) is equal to or exceeds $500,000,000 and (iii) the REIT which issues such equity security has paid dividends for all periods since it first qualified as a REIT. In addition, so long as the shares of


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

     RP are rated Baa3 or higher by Moody's, no equity security held by the Corporation shall be deemed a Type I REIT Share to the extent (but only to the proportionate extent) the amount thereof held by the Corporation exceeds the lesser of (i) 5% of the issued and outstanding equity securities of the REIT issuing such equity security and (ii) the average weekly trading volume thereof for the 26 week period immediately preceding any relevant date of determination.

          "Type I Utility ADRs" means, initially, ADRs, which are traded on the NYSE or the AMEX with respect to equity securities issued by public utility companies having U.S. dollar denominated debt obligations outstanding with senior unsecured or subordinated unsecured debt ratings of Baa3 or higher from Moody's. In addition, so long as the shares of RP are rated Baa3 or higher by Moody's, no equity security held by the Corporation shall be deemed a Type I Utility ADR to the extent (but only to the proportionate extent) the amount thereof held by the Corporation exceeds the lesser of (i) 5% of the issued and outstanding equity securities of the utility company issuing such equity security and (ii) the average weekly trading volume thereof for the 26 week period immediately preceding any relevant date of determination.

          "Utility Preferred Stock" means, initially, preferred stock rated a3 or higher which is issued by a public utility company which had paid dividends during the preceding three years.

     Section 11.05 . Discount Factors Supplied by Moody's. The following Discount Factors, having been supplied by Moody's, shall be "Discount Factors Supplied by Moody's" as defined in the Articles Supplementary for purposes of calculating the "Discounted Value" of the assets for purposes of determining maintenance of the "Moody's RP Basic Maintenance Amount".

                                                              Discount Factor(1)
Auction Rate Preferred Stock                                          3.50

Convertible Preferred Stock                                           2.00

Hybrid Preferred Stock                                                3.50

Preferred Stock                                                       2.35

Type I Industrial Bonds having a remaining term to
    maturity of one year or less:                                     1.20

Type I Industrial Bonds having a remaining term to
    maturity of more than one year but not more
    than two years:                                                   1.27

Type I Industrial Bonds having a remaining term to
    maturity of more than two years but not more
    than three years:                                                 1.32

Type I Industrial Bonds having a remaining term to
    maturity of more than three years but not more
    than four years:                                                  1.38

Type I Industrial Bonds having a remaining term to
    maturity of more than four years but not more
    than five years:                                                  1.44

Type I Industrial Bonds having a remaining term to
    maturity of more than five years but not more
    than seven years:                                                 1.53

Type I Industrial Bonds having a remaining term to
    maturity of more than seven years but not more
    than ten years:                                                   1.61

Type I Industrial Bonds having a remaining term to
    maturity of more than ten years but not more
    than 15 years:                                                    1.69

Type I Industrial Bonds having a remaining term to
    maturity of more than 15 years but not more
    than 20 years:                                                    1.76

Type I Industrial Bonds having a remaining term to
    maturity of more than 20 years but less than
    30 years:                                                         1.79

Type II Industrial Bonds having a remaining term
    to maturity of one year or less:                                  1.24

Type II Industrial Bonds having a remaining term
    to maturity of more than one year but not more
    than two years:                                                   1.31

Type II Industrial Bonds having a remaining term
    to maturity of more than two years but not
    more than three years:                                            1.38

Type II Industrial Bonds having a remaining term
    to maturity of more than three years but not
    more than four years:                                             1.44

Type II Industrial Bonds having a remaining term
    to maturity of more than four years but not
    more than five years:                                             1.50

Type II Industrial Bonds having a remaining term
    to maturity of more than five years but not
    more than seven years:                                            1.60

Type II Industrial Bonds having a remaining term
    to maturity of more than seven years but not
    more than ten years:                                              1.70

Type II Industrial Bonds having a remaining term
    to maturity of more than ten years but not
    more than 15 years:                                               1.76

Type II Industrial Bonds having a remaining term
    to maturity of more than 15 years but not more
    than 20 years:                                                    1.84

Type II Industrial Bonds having a remaining term
    to maturity of more than 20 years but not more
    than 30 years:                                                    1.87

Type III Industrial Bonds having a remaining term
    to maturity of one year or less:                                  1.29

Type III Industrial Bonds having a remaining term
    to maturity of more than one year but not more
    than two years:                                                   1.38

Type III Industrial Bonds having a remaining term
    to maturity of more than two years but not
    more than three years:                                            1.44

Type III Industrial Bonds having a remaining term
    to maturity of more than three years but not
    more than four years:                                             1.51

Type III Industrial Bonds having a remaining term
    to maturity of more than four years but not
    more than five years:                                             1.57

Type III Industrial Bonds having a remaining term
    to maturity of more than five years but not
    more than seven years:                                            1.67

Type III Industrial Bonds having a remaining term
    to maturity of more than seven years but not
    more than ten years:                                              1.77

Type III Industrial Bonds having a remaining term
    to maturity of more than ten years but not
    more than 15 years:                                               1.84

Type III Industrial Bonds having a remaining term
    to maturity of more than 15 years but not more
    than 20 years:                                                    1.92

Type III Industrial Bonds having a remaining term
    to maturity of more than 20 years but not more
    than 30 years:                                                    1.95

Type IV Industrial Bonds having a remaining term
    to maturity of one year or less:                                  1.36

Type IV Industrial Bonds having a remaining term
    to maturity of more than one year but not more
    than two years:                                                   1.44

Type IV Industrial Bonds having a remaining term
    to maturity of more than two years but not
    more than three years:                                            1.50

Type IV Industrial Bonds having a remaining term
    to maturity of more than three years but not
    more than four years:                                             1.57

Type IV Industrial Bonds having a remaining term
    to maturity of more than four years but not
    more than five years:                                             1.63

Type IV Industrial Bonds having a remaining term
    to maturity of more than five years but not
    more than seven years:                                            1.74

Type IV Industrial Bonds having a remaining term
    to maturity of more than seven years but not
    more than ten years:                                              1.83

Type IV Industrial Bonds having a remaining term
    to maturity of more than ten years but not
    more than 15 years:                                               1.92

Type IV Industrial Bonds having a remaining term
    to maturity of more than 15 years but not more
    than 20 years:                                                    2.02

Type IV Industrial Bonds having a remaining term
    to maturity of more than 20 years but not more
    than 30 years:                                                    2.03

Type I REIT Shares:                                                   3.00

Type I Utility ADRs issued by an entity organized
    under the laws of Argentina or any political
    subdivision thereof:                                              5.00

Type I Utility ADRs issued by an entity organized
    under the laws of Australia or any political
    subdivision thereof:                                              2.00

Type I Utility ADRs issued by an entity organized
    under the laws of Belgium or any political
    subdivision thereof:                                              2.00

Type I Utility ADRs issued by an entity organized
    under the laws of Brazil or any political
    subdivision thereof:                                              4.20

Type I Utility ADRs issued by an entity organized
    under the laws of Canada or any political
    subdivision thereof:                                              2.00

Type I Utility ADRs issued by an entity organized
    under the laws of Chile or any political
    subdivision thereof:                                              3.00

Type I Utility ADRs issued by an entity organized
    under the laws of Denmark or any political
    subdivision thereof:                                              2.00

Type I Utility ADRs issued by an entity organized
    under the laws of France or any political
    subdivision thereof:                                              2.00

Type I Utility ADRs issued by an entity organized
    under the laws of Germany or any political
    subdivision thereof:                                              2.00

Type I Utility ADRs issued by an entity organized
    under the laws of Greece or any political
    subdivision thereof:                                              2.00

Type I Utility ADRs issued by an entity organized
    under the laws of Italy or any political
    subdivision thereof:                                              2.00

Type I Utility ADRs issued by an entity organized
    under the laws of Mexico or any political
    subdivision thereof:                                              4.00

Type I Utility ADRs issued by an entity organized
    under the laws of Netherlands or any political
    subdivision thereof:                                              2.00

Type I Utility ADRs issued by an entity organized
    under the laws of Peru or any political
    subdivision thereof:                                              2.00

Type I Utility ADRs issued by an entity organized
    under the laws of Portugal or any political
    subdivision thereof:                                              2.00

Type I Utility ADRs issued by an entity organized
    under the laws of Spain or any political
    subdivision thereof:                                              2.00

Type I Utility ADRs issued by an entity organized
    under the laws of the United Kingdom or any
    political subdivision thereof:                                    2.00

Utility Preferred Stock                                               1.60



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

     Section 11.06. Revised Definitions. The definitions of "Utility Bonds" and "Utility Stocks" set forth in the Articles Supplementary are hereby modified to delete the requirement that the issuers of such securities be "state regulated".

     Section 11.07. Initial Elements of Moody's RP Basic Maintenance Amount. In lieu of the definition in Part I, Paragraph 1, Definitions, of the Articles, the following definition of "Moody's RP Basic Maintenance Amount," having been approved by Moody's, shall be used for purposes of the Articles:

          "Moody's RP Basic Maintenance Amount" means, initially, as of any date, the sum of (i) the aggregate liquidation preference of the shares of RP outstanding and shares of Other RP outstanding, (ii) to the extent not covered in (i), the aggregate amount of accumulated but unpaid cash dividends with respect to the shares of RP outstanding and shares of Other RP outstanding, (iii) any Rights due and payable and any equivalent rights to receive cash with respect to Other RP which are due and payable, (iv) an amount equal to the product of (x) three and (y) the principal amount of the Corporation's loan from the Aid Association for Lutherans then outstanding, (v) an amount equal to the sum of (x) the amount of accrued but unpaid interest on the principal amount of the Corporation's loan from the Aid Association for Lutherans then outstanding and (y) an amount equal to 70 days of additional accrued interest on such loan at the then-current interest rate borne by such loan, (vi) the aggregate principal amount of any other then outstanding indebtedness of the Corporation for money borrowed,
          (vii) an amount equal to the sum of (x) the aggregate accrued but unpaid interest on the indebtedness referred to in the foregoing clause (vi) and (y) an amount equal to 70 days of additional accrued interest on such indebtedness at the then-current interest rate(s) borne by such indebtedness, (viii) the aggregate Projected Dividend Amount, (ix) redemption premium, if any, and (x) the greater of $200,000 or an amount equal to projected expenses of the Corporation (including, without limitation, fee and indemnification obligations of the Corporation incurred in connection with any commercial paper program undertaken by the Corporation or with any credit facility related thereto) for the next three month period. The Board of Directors shall have the authority to adjust, modify, alter or change from time to time the initial elements comprising the Moody's RP Basic Maintenance Amount if the Board of Directors determines and Moody's advises the Corporation in writing that such adjustment, modification, alteration or change will not adversely affect its then-current rating on the RP.




                                    29